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                                                                EXHIBIT 10.16


                          PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement is entered into as of the twenty-sixth day of March, 1996, by Access Financial Lending Corp. ("Sponsor"), Norwest Bank Minnesota, National Association as trustee ("Trustee") of the Equicon Loan Purchase Trust ("Trust") and Credit Depot Corporation, and its Affiliates (collectively the "Seller").

     WHEREAS, the Trust intends to purchase certain Loans ("Loan" means, collectively, the rights evidenced by the related promissory notes and secured by deeds of trust or mortgages ("Mortgage(s)") and each item listed in Sponsor's Seller Guide, as may be amended from time to time, and incorporated herein by reference) originated by Seller of the agreed-upon priority of the obligors ("Borrowers", or individually "Borrower"); and

     WHEREAS, Trustee, Sponsor and Seller desire to enter into an agreement concerning the mortgage loan sale transactions to be entered into between the parties.

     Now therefore, in consideration of the terms and conditions contained herein, the parties agree as follows:

     SECTION 1. PURCHASE AND SALE OF LOANS: Seller shall convey, sell, assign, transfer and deliver to Trustee, on behalf of the Trust, on each Settlement Date (hereinafter defined), all of Seller's right, title and interest in the Loans. Seller intends to cooperate with Sponsor and provide the information, if applicable, required to complete the data sheet with respect to each Loan, as set forth in Sponsor's Seller Guide.

     SECTION 2. DELIVERY OF DOCUMENTATION AND PRICING OF LOANS: The Loan pricing shall be determined in accordance with the terms of Section 2 of the WAC Forward Commitment Agreement between Sponsor and Seller, in substantially the form of Exhibit A hereto, in effect on the date that Seller submitted the loans to Sponsor (the "WFC Agreement").

     Seller shall offer loans to the Sponsor in accordance with the terms and conditions herein and in the WFC Agreement. Each Loan submitted shall be accompanied by all original documents contained in Seller's Mortgage File, as hereinafter defined, and if any originals are not available, then certified copies of such documents; provided however, recording information may be omitted which information will be provided as soon as its available from the appropriate public recording office.

     SECTION 3. SETTLEMENT DATE: Sponsor may instruct the Trustee to purchase each and every Loan (i) for which all required documentation is included in Seller's Mortgage Files, (ii) which prima facie complies with the representation and warranty requirements and covenants set forth herein and
(iii) which meets Seller's underwriting guidelines attached hereto as Exhibit B, unless otherwise agreed in writing by Sponsor and Seller. Seller's underwriting guidelines may not be changed without notice and prior written approval by Sponsor. Seller and Sponsor may mutually agree to change the Seller's underwriting guidelines, such agreement on behalf of the Sponsor must be evidenced in writing. The Settlement Date will be determined in accordance with the WFC Agreement ("Settlement Date"). Notwithstanding the above, Sponsor shall have no obligation hereunder to purchase any Loan(s) on behalf of the Trustee and may refuse to purchase any Loan for any reason whatsoever.

     Notwithstanding anything herein to the contrary, Sponsor will purchase all Loans from Seller at par, and in accordance with the WFC Agreement, determined as of the Settlement Date with respect to each Loan ("Purchase Price"). Sponsor, on behalf of the Trustee, will wire transfer the Purchase Price, pursuant to Seller's written instructions on the Settlement Date.

     SECTION 4. OPINIONS OF COUNSEL: Seller shall deliver to Trustee and Sponsor on or before the first Settlement Date hereunder, an opinion of Seller's counsel in substantially the form of Exhibit E hereto.

     SECTION 5.  POST-SETTLEMENT ADJUSTMENTS:

     (i) Premium as Earned: (a) Any Loan premium as earned will be calculated by Sponsor in accordance with Exhibit C, attached hereto and incorporated herein by reference, and shall be paid Seller, as determined by Sponsor, at the end of each calendar month following the Settlement Date.

     (b) If a Borrower fails to make four (4) entire consecutive payments due to the Servicer, regardlesss of whether such payments are subsequently paid by the Borrower, the Loan shall be considered a "90 Day


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Delinquent Loan".  Sponsor will have no obligation to pay Seller any amounts with respect to such 90 Day Delinquent Loan. Upon a Loan becoming a 90 Day Delinquent Loan, or sooner at Sponsor's option, Seller shall have the option, subject to Sponsor's approval, to repurchase such Loan from Sponsor.

     (c) If Seller chooses to exercise such option, and Sponsor approves the exercise of such option, the Loan shall be repurchased at the Repurchase Price defined in Section 6. Any Loan repurchased from the Trustee pursuant to this Section shall be without recourse, representation or warranty except as provided in Section 8.

     (d) Seller will reimburse Sponsor for any and all losses with respect to any Loan sold to the Trust hereunder. For purposes of this section, losses include, but are not limited to amounts described on Exhibit D, attached hereto and incorporated herein by reference (and as also defined in Section 21). Upon thirty (30) days notice by Sponsor to Seller, Sponsor may offset such losses against any amounts owed to Seller. In the event that the losses owed by Seller exceed the amounts to be offset, the Sponsor will send written notification of such shortfall to Seller. Seller shall pay the full amount of such shortfall to Sponsor within fourteen (14) days of the date of such notice.

     (ii) Appraisal Review: Sponsor, may at its own expense, order a reappraisal of property secured by a mortgage and if such re-appraisal indicates a value greater than (a) 12% less than the original appraisal value on a Loan with an 85% loan-to-value ratio, or (b) 8% less than the original appraisal value on a Loan with an 90% loan-to-value ratio, or (c) 15% less than the original appraisal value on all other Loans, then at Sponsor's demand, Seller shall repurchase the Loan at the Repurchase Price, as defined in Section
6. If Seller disputes the reappraisal, then Sponsor may, at its expense, obtain a third appraisal with an appraiser to be jointly chosen by Seller and Sponsor. If such third appraisal delivered to Sponsor is more than (a) or (b) or (c) set forth herein, then Seller shall be required to repurchase the Loan at the Repurchase Price, as defined in Section 6. The subject property must be evaluated in accordance with market conditions at the time of the initial appraisal and the reappraisal must be performed in accordance with industry standards and Seller's underwriting guidelines.

     Notwithstanding the above, if the loan-to-value ratio of such Loan after such reappraisal (or, if a third appraisal has been obtained as provided above, then such third appraisal) is within Seller's credit classification, then Seller shall not be required to repurchase such Loan. If the loan-to-value ratio of such Loan after such reappraisal (or, if a third appraisal has been obtained as provided above, then such third appraisal) is not within Sponsor's credit classification, then at Sponsor's demand, Seller shall repurchase such Loan.

     SECTION 6. REPURCHASE PRICE: The Repurchase Price for a Loan is equal to the sum of (i) the unpaid principal balance, (ii) all accrued Interest due Sponsor, (iii) interest paid to Seller but not earned, and (iv) any other moneys advanced on Borrower's account, including, but not limited to, insurance and taxes.

     SECTION 7. REASSIGNMENTS: Upon receipt of the Repurchase Price, the Trustee shall execute and deliver such documentation as may be required to reassign the Loan without recourse to Seller free and clear of all liens, claims and encumbrances.

     SECTION 8.  NO REPURCHASE OF MODIFIED LOANS: Except with respect to
Section 13(ii), Seller shall not be required to repurchase any Loan, the terms of which have been materially modified by Sponsor or Trustee, except in the event of Seller's fraud as set forth herein.

     SECTION 9.  REPRESENTATIONS AND WARRANTIES OF SELLER:

     (i) Representations and Warranties of Seller (General):

     (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased or the nature of the business transacted by it makes qualification as a foreign corporation necessary or in which the Loans were originated; and has all requisite power and authority to execute and deliver, and to perform all of its obligations under this Agreement and all documents executed and delivered in connection herewith.

     (b) The execution, delivery and performance of this Agreement by Seller does not, and will not, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Seller or any provision of Seller's charter or by-laws. All parties which have had any


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interest in the Loans are in compliance with all applicable state licensing requirements where the subject property is located.

     (c) The execution, delivery and performance of this Agreement by Seller constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, including equitable remedies. All parties which have or have had any interest in the Loans, whether as mortgagee, assignee (other than Sponsor or assignee of Sponsor) or pledgee are (or during the period in which they held and disposed of such interest, were) in compliance with all applicable licensing requirements of the state wherein the subject property is located.

     (d) The execution, delivery and performance of this Agreement by Seller does not and will not result in a breach or constitute a default under any indenture or loan or credit agreement or any other material agreement to which Seller is a party or by which it or its properties is bound or affected.

     (e) There are no actions, suits, or proceedings pending or threatened against Seller which, if determined adversely to the Seller, would have an adverse effect on the financial condition, properties or operation of the Seller.

     (ii) Representations and Warranties of Seller as of each Settlement Date with respect to each Loan purchased, whether or not such Loan was originated by Seller or a third party:

     (a) Seller is the sole owner of the Loan and has the right to assign and transfer the Loan to the Trustee on behalf of the Trust. Seller has not sold, assigned or otherwise transferred any right or interest in or to the Loan and has not pledged the Loan as collateral for any loan or other purpose, except for pledges to Warehouse Lenders which are released simultaneously with the Settlement Date funding.

     (b) Each Loan conforms to Seller's underwriting guidelines in effect as of the date on which Loans were submitted to Sponsor, attached hereto as Exhibit B.

     (c) All information furnished to the Trustee or the Sponsor by Seller in writing with respect to the Loans is true and correct as of the Settlement Date.

     (d) Each Note and Mortgage and each other document relating to a Loan (collectively the "Mortgage File") is in every respect genuine, is the valid instrument/document it purports on its face to be, is the legal, valid, binding and enforceable obligation of the Borrower thereunder and not subject to any discount, allowance, setoff, counterclaim, present bankruptcy, or other defenses; none of the Notes or Mortgages are forged or have affixed thereto any unauthorized signature or have been entered into by any persons without the required legal capacity; and there is no default, breach, violation or event of acceleration existing under any Note or Mortgage which, with notice, and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no foreclosure (including any non-judicial foreclosure) or any other legal action has been brought by the Seller in connection thereto; and each Note and Mortgage conforms in form and substance to the Loan forms opined upon by counsel to the Seller pursuant to this Agreement.

     (e) No instruments other than those contained in the related Mortgage File are required under applicable law to evidence the indebtedness represented by the Loan or to perfect the Mortgage.

     (f) There is no agreement with the Borrower regarding any variation of the interest rate and schedule of payments or other terms and conditions of the Loan, no Borrower has been released from liability on the Note, and no property has been released from the Mortgage.

     (g) The Loan is secured by a valid Mortgage, of the agreed upon priority, on real property, and such Mortgage has been taken by the related title insurer or its agent for the purpose of submission to the appropriate public recording official to be filed, recorded or otherwise perfected in due course in accordance with applicable law in the appropriate jurisdiction.

     (h) There are no violations of any applicable state or federal law or regulation, including without limitation, Fair Credit Reporting Act and regulations, the federal Truth-in-Lending Act (including without limitation Regulation Z, as amended, which includes Section 226.32 known as "High Rate, High Fee Mortgages") the


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federal Equal Credit Opportunity Act and Regulation B, the federal Real Estate
Settlement Procedures Act and Regulation X, or usury laws and regulations.

     (i) Seller holds a title insurance policy or a title insurance binder or certificate issued by a title insurer which is qualified to do business in the jurisdiction where the subject property is located insuring the Mortgage securing such Loan to be a lien of the agreed upon priority upon the subject property therein described (except for agreed upon senior Mortgage(s), the lien of taxes and assessments not delinquent at the date of the policy, other matters to which like properties are commonly subject, and standard printed policy exceptions) having a liability limit at least as great as the outstanding principal balance of the Loan and naming the Trustee and Servicer, and their successors and assigns as the insured parties.

     (j) Seller has in its possession the Note, Mortgage and other documents contained in the Mortgage File for each Loan together with an individual flood insurance policy (to the extent required by the Flood Disaster Protection Act) and an individual hazard insurance policy (including fire and extended coverage and other matters customary in the area of the subject property), or a blanket policy in lieu thereof, or a certificate if the Sponsor on behalf of the Trust otherwise agrees in writing to accept a certificate, by a company with an "A" rating or better in Best's Guide (provided that applicable law allows a lender to reject an insurance company based on the Rating System), insuring the subject property, with a loss payable clause in favor of the Trustee, the Servicer and senior lienholders, in an amount equal to or exceeding the lesser of (i) the replacement value of the subject property and improvements thereon,
(ii) the unpaid principal balance of the Loan and the senior liens or with respect to flood insurance, or (iii) the maximum legal coverage under the Flood Disaster Protection Act of 1973, as amended.

     (k) The Note and Mortgage contain customary and enforceable provisions as of the Settlement Date such as to render the rights and remedies of the holder thereof adequate for the realization against the subject property of the benefits of the security created thereby.

     (l) The proceeds of the Loan have been fully disbursed and any and all requirements as to completion of on-site and off-site improvements and disbursements of any escrow funds therefore have been complied with.

     (m) There are no mechanic's liens or similar liens or claims which have been filed for work, labor or material affecting the subject property which are or may be liens prior or equal to with the lien of the Mortgage.

     (n) The subject property is free of material damage and waste and is in good repair.

     (o) All matured obligations pursuant to the Note and Mortgage have been paid or performed and Seller has not waived any defaults, breach, violation or event of acceleration.

     (p) Seller has no knowledge of any fact as to such Loan which it has failed to disclose which, if disclosed, would materially and adversely affect the value or marketability of such Loan or make such Loan a non-conforming Loan with respect to the underwriting guidelines or which would reduce the Purchase Price thereof.

     (q) There is no default, breach, violation or event of acceleration existing under any senior Mortgage which, with notice, and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

     (r) All real estate appraisals made in connection with each Loan have been completed by a licensed appraiser and shall have been performed in accordance with industry standards in the appraising industry in the area where the subject property is located.

     (s) Each Note and Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder (a due on sale provision).

     SECTION 10. REPRESENTATIONS AND WARRANTIES OF SPONSOR: Sponsor hereby represents and warrants to Seller and Trustee:



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     (i)  Sponsor is a corporation duly organized, validly existing and in good standing under laws applicable to its organization and existence.

     (ii) The execution, delivery and performance of this Agreement by Sponsor has been duly authorized by all necessary corporate or other similar action.

     (iii) The execution, delivery and performance of this Agreement by Sponsor does not, and will not, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Sponsor or any provision of Sponsor's charter or by-laws.

     SECTION 11. REPRESENTATIONS AND WARRANTIES OF TRUSTEE: Trustee hereby represents and warrants to Seller and Sponsor:

     (i) Trustee is a banking corporation duly organized, validly existing and in good standing under laws applicable to its organization and existence.

     (ii) The execution, delivery and performance of this Agreement by Trustee has been duly authorized by all necessary corporate or other similar action.

     (iii) The execution, delivery and performance of this Agreement by Trustee does not, and will not, violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Trustee or any provision of Trustee's charter or by-laws.

     SECTION 12. INDEMNITY: (i) Seller shall indemnify and hold the Trust, Trustee, Servicer, and Sponsor and their respective representatives harmless against any and all claims by Borrowers, governmental agencies or others, based upon any violations by Seller of any law or regulations in connection with the origination, or other handling of the Loan, including, but not limited to, any violation of any applicable law or regulation referred to in this Agreement, or based upon any breach of representation, warranty, covenant or agreement by Seller, as well as all loss, liabilities, damages, expenses and costs (including reasonable attorneys' fees) incurred by the Trust, Trustee, Servicer and Sponsor or their respective representatives therefor or resulting therefrom.

     (ii) Sponsor shall indemnify and hold Seller, and its representatives harmless against any and all claims by Borrowers, governmental agencies or others, based upon any violations by the Trust, Sponsor, or Trustee of any law or regulations in connection with the acquisition, servicing and other handling of the Loan, including, but not limited to, any violation of any applicable law or regulation referred to in this Agreement, or based upon any breach of representation, warranty, covenant or agreement by the Trust, Sponsor, or Trustee, as well as all loss, liabilities, damages, expenses and costs (including reasonable attorneys' fees) incurred by Seller or its representatives therefor or resulting therefrom.

     SECTION 13. REMEDIES: (i) If at any time Sponsor becomes aware that a Loan does not conform to any of the representations, warranties or covenants contained herein and such breach has a material adverse effect on the legality or enforceability of the Loan or on the collateral securing the Loan or on the Trustee's ability to pursue remedies under the Loan, Sponsor shall give notice of such breach to Seller. Within thirty (30) days of Seller's receipt of such notice Seller shall either (x) cure such breach to the reasonable satisfaction of Sponsor or (y) repurchase such Loan(s) at the Repurchase Price, as defined in Section 6; provided that if, in Sponsor's sole determination, Seller is diligently pursuing remedies with respect to curing such breach, the 30-day cure period may be extended to sixty (60) days. In the event Seller wrongfully refuses to repurchase any Loan(s) pursuant to this Agreement, Seller shall be liable to Trustee for any resulting Loss (as defined in Section 21).

     (ii) Notwithstanding anything to the contrary in this Agreement, if Seller, its employees, directors, officers, or agents and independent contractors (including, without limitation, correspondents or brokers) commit fraud in the solicitation, processing, review or making of a Loan to a Borrower, or if a Borrower commits fraud in the application or course of obtaining a Loan, then upon written demand, Seller shall within seven (7) business days repurchase the affected Loan at the Repurchase Price, as defined in section 6. Upon receipt of the repurchase price from Seller, Trustee shall reassign to Seller the Loan and any rights relevant to the Loan and its collateral in accordance with the terms of this Agreement. Any Loan returned by the Trustee pursuant hereto shall be without recourse, representation or warranty.


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     SECTION 14.  REMEDY FOR NONDELIVERY OF DOCUMENTS:  In the event that
Seller is required to deliver to the Sponsor any document related to a purchased Loan pursuant hereto and Seller fails to deliver such document in the proper form, Sponsor shall notify Seller of the breach, and Seller shall have sixty (60) days from the date of notice to cure the breach or such longer period as agreed upon by the parties hereto in writing. If Seller has not cured the breach within the sixty-day cure period or such longer period as agreed upon by the parties hereto in writing, Seller shall within five (5) business days repurchase the Loan upon Sponsor's or its representatives' demand at the Repurchase Price, as defined in Section 6. Any Loan repurchased from the Trustee pursuant to this Section shall be without recourse, representation or warranty except as provided in Section 8.

     Notwithstanding the above, Seller shall have ninety (90) days to deliver to Sponsor a final title insurance policy if Sponsor and the Trustee purchase a Loan in reliance on a marked-up title insurance commitment, title insurance binder or certificate. If Seller fails to deliver said policy, Seller shall within five (5) business days repurchase the Loan upon Sponsor's or its representatives' demand at the Repurchase Price, as defined in Section 6.

     SECTION 16.  ADDITIONAL COVENANTS:

     (i) Each party shall, from time to time, execute and deliver or cause to be executed and delivered, such additional documents as the other party may at any time reasonably request for the purpose of carrying out this Agreement and the transfers provided for herein.

     (ii) Seller shall send a letter to all Borrowers, in form to be approved by Sponsor and in conformity with the terms and conditions hereof, announcing the sale evidenced hereby and instructing such Borrowers to recognize the Trustee as Seller's successor in interest to such Loans. This letter shall also state that the Borrower's payments do not include any escrows and instruct the Borrower to contact directly Seller or the appropriate insurer with respect to credit insurance refunds or credits of any kind whatsoever, if applicable.

     (iii) After any Settlement Date and payment of the Purchase Price hereunder, Seller will hold in trust for the Trustee all sums received by Seller on any Loan and remit them to the Servicer or the Trustee with any necessary endorsements within three (3) business days of the receipt of those sums.

     (iv) Seller shall notify in writing Sponsor, the Trustee and the Servicer at least fifteen (15) business days prior to changing, modifying, revising or amending Seller's form of Note or Mortgage to be executed by a Borrower in any State, and shall provide copies of such revised form of Note or Mortgage to the Sponsor, the Trustee and the Servicer.

     (v) Seller agrees that any purchase and sale commitments, agreements or acceptances by the Sponsor or the Trustee to purchase Loans pursuant to this Agreement shall automatically terminate if (a) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy proceeding or any similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against Seller and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or (b) Seller shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings relating to Seller or relating to all or substantially all of its property; or (c) Seller shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency, reorganization or bankruptcy statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     (vi) Seller agrees not to take any action to solicit Borrowers individually in order to effect the refinancing of any Loan except for general solicitation which shall include television, radio and other general media advertisements and general bulk mailings that do not specifically solicit former Borrowers of Seller. In the event a Borrower elects to refinance with Seller a Loan purchased by the Trustee from Seller, and such Loan is currently owned or serviced by the Trustee, or the Trustee or the Sponsor otherwise retains a financial interest in the Loan, the Trustee will have the right of first refusal to purchase the loan resulting from refinancing in accordance with pricing and terms of Seller's then applicable program.


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

     (vii) Seller agrees to cause all of its Affiliates to comply with the terms of this Agreement. For purposes hereof, "Affiliate" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, directly or indirectly controlling, controlled by or under common control with Seller.

     (viii) Prior to the first Settlement Date, Seller shall deliver to Sponsor, on behalf of the Trust, certified copies of relevant corporate or similar resolutions, licenses and a good standing certificate for the state of its incorporation and, as requested by Sponsor on behalf of the Trust, for each state in which Seller is registered to do business. It is within the Sponsor's discretion to periodically request good standing certificates for all states in which Seller is registered to do business, in which case Seller shall deliver the certificates as requested.

     (ix) Seller shall deliver, or cause to be delivered, to Sponsor (a) within 120 days after the close of its fiscal year, its annual report consisting of its audited financial statements, including a balance sheet, as of the end of such fiscal year and statements of income for the year then ended with all notes thereto, together with a report prepared by a recognized firm of certified public accountants, and (b) upon Sponsor's request, interim unaudited financial statements for periods subsequent to the most recent annual audited period. Sponsor shall have the right upon reasonable prior notice, during normal business hours and as often as reasonably required, to examine and audit any and all of the books, records or other information of the Seller which may be relevant to the performance by Seller of the terms and conditions of this Agreement.

     (x) Seller shall not, in connection with this Agreement, incur any obligation, make any commitment or take any action which might result in a claim against Sponsor, Trustee or Seller, or an obligation by Trustee or Sponsor to pay a sales brokerage commission, finder's fee or similar fee in respect to the transaction between Trustee, Sponsor and Seller as described in this Agreement. Seller agrees to indemnify and hold the Trust, Trustee and Sponsor harmless from and against any claims, liabilities, damages, or costs (including reasonable attorneys' fees) relating to any broker, agent or finder or other person, who shall claim to have dealt on behalf of Seller in connection with the transactions contemplated by this Agreement.

     SECTION 16. SURVIVAL OF COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES; SUCCESSOR AND ASSIGNS: All warranties, representations, and covenants made by either party in this Agreement or in any other instrument delivered by either party to the other, including those made by third parties for the benefit of either party, shall be considered to have been relied upon by the other party (unless otherwise agreed in writing by the parties) and shall survive the termination of this Agreement. The Trustee and Sponsor shall have the right to proceed against third parties to enforce any representations, warranties and covenants made by such third parties for the benefit of Seller. This Agreement shall inure to the benefit of and be binding upon the Seller, Sponsor and Trustee, and their respective successors and assigns.

     SECTION 17. SEVERABILITY: If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to that extent, but the remaining provisions, or part thereof, will be unaffected.

     SECTION 18. FEES: Except as otherwise provided in this Agreement, in the event of any action at law or in equity between the parties in relation to this Agreement or any Loan or other instrument or agreement required hereunder, the non-prevailing party, in addition to any other sums which such party may be called upon to pay, will pay to the other party all costs and expenses of such action or suit, and reasonable attorneys' fees incurred with or without suit.

     SECTION 19. WAIVERS: No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

     SECTION 20. NOTICES: Unless otherwise set forth herein, any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery or mailed by overnight mail or by depositing the same in the United States mail (by overnight courier, certified mail return receipt requested), addressed to the other party to be notified, postage prepaid. In addition, any notice or other communication in this Agreement may be accomplished by a facsimile transmission at the fax numbers set forth below. Any facsimile transmissions shall promptly be confirmed to the other party in writing and by mail in accordance with the provisions above. For purposes of notice, the addresses of the parties shall be as follows:


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

                        SPONSOR:    Access Financial Lending Corp.
                                    12800 Whitewater Drive, Suite 200
                                    Minnetonka, MN 55343-4109
                                    Tel.:  (612) 984-0953
                                    Fax:  (612) 984-0878

                        ATTENTION:  Leslie Zejdlik Foster

                        SELLER:     Credit Depot Corporation
                                    700 Wachovia Center
                                    Gainesville, GA 30501
                                    Tel.:  (770) 531-9927
                                    Fax:  (770) 531-0228

                        ATTENTION:  Gerald F. Sullivan, Sr.

                        TRUSTEE: Norwest Bank Minnesota, National Association Sixth Street and Marquette Avenue Minneapolis, MN 55479-0069
                                    Tel.:   (612) 667-8040
                                    Fax:   (612) 667-9825

                        ATTENTION:  Corporate Trust Department -
                                    Equicon Loan Purchase Trust



The above address may be changed from time to time by written notice from one party to the other.

     SECTION 21. DEFINITION OF "LOSS": "Loss", as set forth in Section 14(i), shall mean as of the date of determination the excess, if any, of (1) the sum of (i) the outstanding principal balance of the Loan, with accrued and unpaid interest thereon through the earlier of (x) the date the Loan is sold to a third party and (y) the date the collateral is liquidated, (ii) all advances and late charges due from the Borrower, (iii) the total amount paid by the Trustee to any senior lienholders, if any, to maintain the agreed upon lien position or to purchase any senior lien in the event of its threatened foreclosure, (iv) accrued interest on all mortgage loans purchased from senior lien holders from the date such mortgage loans were purchased through the date the Loan is sold or the date the collateral is liquidated, and (v) all other reasonable and necessary expenses paid by or on behalf of the Trustee in connection with the sale or liquidation of the Loan and/or the related collateral, including, but not limited to, legal expenses, property taxes, maintenance costs, insurance, appraisals, advertising, and sales commissions, over (2) the gross proceeds from the sale of the Loan or the liquidation of the collateral. Trustee shall act in good faith to obtain commercially reasonable terms for such sale or liquidation under the facts, location and circumstances.

     SECTION 22. INSURANCE PREPAYMENT: Credit insurance refunds or credits of any kind whatsoever shall be the sole responsibility of Seller in the event of prepayment of any Loan, cancellation of insurance or any other event requiring refunding or crediting of unearned insurance premiums. Upon the Sponsor's demand, Seller shall pay to the Trustee, from Seller's own funds, any required insurance premium rebate resulting from the prepayment, cancellation, refinancing or other termination of any Loan. Upon such payment, the Trustee shall assign in writing any rights it had to require that the insurer reimburse the Trustee for any rebate made to Borrower.

     SECTION 23. ASSIGNMENT: Seller shall not assign any of its rights or obligations hereunder without the written consent of Sponsor and the Trustee, which consent shall not be unreasonably withheld.

     SECTION 24. ENTIRE AGREEMENT: This Agreement and the Exhibits attached hereto, and the documents referred to herein or executed concurrently herewith (including the WFC Agreement) constitute the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes and replaces the Purchase and Sale Agreement among the parties dated as of July 27, 1995, and shall be effective for all Loans purchased on and after the date set forth herein.


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     SECTION 25.  GOVERNING LAW AND VENUE:  This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The provisions of this Section shall not affect the provisions of any Note, Mortgage or other documents contained in the related Mortgage File which cause the laws of the United States or any other state to be applicable. The parties hereto each irrevocably submit and agree that all judicial proceedings between the parties to this Agreement shall be brought in the New York Supreme Court for the County of New York, or the Federal District Court for the Southern District of New York, if appropriate. Each party hereto irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to the appropriate party, at the address specified in Section 20.

     SECTION 26. TERMINATION: The right to sell and buy from time to time certain Loans pursuant to this Agreement is terminable by either Sponsor on behalf of the Trust or Seller upon ninety (90) days written notice of termination to the non-terminating party, sent by overnight courier (such as Federal Express), registered or certified mail to the addresses specified herein or as otherwise agreed to in writing by the parties. Upon such termination, Sponsor and the Trustee must honor its commitment to consider any Loans already submitted pursuant to the WFC Agreement, and purchase all such Loans in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Sponsor and the Trustee have the option of terminating this Agreement immediately upon notice to Seller upon Seller's breach of any of the representations and warranties, or covenants contained herein, and the Sponsor and the Trustee shall have no obligation to consider any Loans submitted pursuant to the WFC Agreement after such termination. Seller may terminate this Agreement immediately upon written notice to the Sponsor upon the breach of any of Sponsor's representations and warranties contained in this agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

CREDIT DEPOT CORPORATION, Seller

By: /s/ Gerald F. Sullivan
   -------------------------------
Name:  Gerald F. Sullivan

Title: President



ACCESS FINANCIAL LENDING CORP., Sponsor


By:  /s/ Patrick Chacich
   -------------------------------
Name:   Patrick Chacich

Title:  Authorized Signer



NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


By: /s/ Kristin M. Solie-Johnson
   -------------------------------
Name:  Kristin M. Solie-Johnson

Title: Corporate Trust Officer



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